UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported): January 26, 2021

NATIONAL HEALTH INVESTORS INC

(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129

(Address of principal executive offices)

(615) 890-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 26, 2021, National Health Investors, Inc. (the “Company”) completed an underwritten public offering of $400,000,000 aggregate principal amount of its 3.000% Senior Notes due 2031 (the “Notes”), which are fully and unconditionally guaranteed by the Guarantors (as defined below).

The terms of the Notes are governed by a base indenture, dated as of January 26, 2021, by and between the Company, as issuer, and Regions Bank, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of January 26, 2021, by and among the Company, the Trustee, and the subsidiary guarantors set forth therein (the “Guarantors”).

The base indenture and the supplemental indenture contain various restrictive covenants, including limitations on the Company’s ability to incur additional indebtedness and requirements to maintain a pool of unencumbered assets. Copies of the base indenture and the supplemental indenture, including the form of the Notes and the guarantee, the terms of which are incorporated herein by reference, are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K. The base indenture as supplemented by the supplemental indenture is referred to herein collectively as the indenture.

The offering of the Notes was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on March 19, 2020, as amended (Registration No. 333-237278), a base prospectus, dated as of January 19, 2021, included as part of the registration statement, and a prospectus supplement, dated as of January 19, 2021, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 26, 2021, the Company completed an underwritten public offering of $400,000,000 aggregate principal amount of its Notes. The Notes were offered at 99.196% of the principal amount thereof.

The Notes and the guarantees are general senior unsecured obligations of the Company and each Guarantor, respectively, and rank equally in right of payment with all of such entities’ existing and future senior unsecured, unsubordinated indebtedness. The notes and the guarantees, however, are effectively subordinated to all of the Company’s and each Guarantor’s existing and future secured indebtedness, respectively (to the extent of the value of the collateral securing such indebtedness). The Notes are also structurally junior to any indebtedness and any preferred equity of the Company’s subsidiaries that do not guarantee the Notes and the guarantee of each Guarantor is structurally junior to any indebtedness and any preferred equity of such Guarantor’s subsidiaries that do not guarantee the Notes.

The Notes will bear interest at a rate of 3.000% per year. Interest will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2021, until the maturity date of February 1, 2031. Copies of the base indenture and supplemental indenture, including the forms of the Notes and guarantee of the Notes by the Guarantors, the terms of which are incorporated herein by reference, are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

At any time up to, but not including, November 1, 2030 (three months prior to their maturity date), the Notes will be redeemable in whole or in part from time to time, at the Company’s option and in the Company’s sole discretion, at a redemption price equal to the sum of:

•	100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest up to, but not including, the redemption date; and

•	a make-whole premium.

Notwithstanding the foregoing, if the notes are redeemed on or after November 1, 2030, the redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•	default for thirty (30) days in the payment of any installment of interest or additional amounts payable with respect to such interest;

•

default in the payment of the principal of or premium, if any, on, or any additional amounts payable in respect of any principal of or premium, if any, on the notes, when the same becomes due and payable, whether at stated maturity, upon optional redemption, upon declaration or otherwise;

•

default in the performance of, or breach of, any other covenant or warranty of the Company or any Guarantor contained in the indenture which continues for sixty (60) days after written notice as provided in the indenture;

•

failure to pay any debt (as defined in the indenture) (other than non-recourse debt (as defined in the indenture)) for monies borrowed by us or any Guarantor in an outstanding principal amount in excess of $25 million at final maturity or upon acceleration after the expiration of any applicable grace period, which debt (other than non-recourse debt) is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice of such failure to the Company from the Trustee (or to the Company and the Trustee from holders of at least twenty five percent (25%) in principal amount of the Notes); provided, that if the cross-default amount applicable to recourse indebtedness specified in the credit agreement governing the Company’s revolving credit facility (as defined in the indenture), as such agreement may be amended, restated, extended, refinanced or replaced, is increased to exceed $25 million, the reference to $25 million in the foregoing clause shall be automatically replaced by such higher amount, except that in no event will the reference in the foregoing clause exceed $50 million;

•	specified events of bankruptcy, insolvency, or reorganization with respect to the Company; and

•

any subsidiary guarantee of a Guarantor ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the indenture or its subsidiary guarantee.

The descriptions of the indenture and the supplemental indenture in this Current Report on 8-K are summaries and are qualified in their entirety by the terms of the indenture and supplemental indenture, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Indenture dated as of January 26, 2021, among National Health Investors, Inc. and Regions Bank, as trustee.

4.2	First Supplemental Indenture dated as of January 26, 2021, among National Health Investors, Inc., Regions Bank, as trustee, and the subsidiary guarantors set forth therein.

4.3	Form of 3.000% Senior Notes due 2031 (included in Exhibit 4.2).

5.1	Opinion of Hogan Lovells US LLP.

5.2	Opinion of Dentons US LLP.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.2	Consent of Dentons US LLP (included in Exhibit 5.2).

104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:	/s/ John L. Spaid
Name:	John L. Spaid
Title:	Principal Financial Officer

Date: January 26, 2021